================================================================



                                       FORM 8-A

                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                   ---------------

                  FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                        PURSUANT TO SECTION 12(b) OR (g) OF THE
                           SECURITIES EXCHANGE ACT OF 1934

                                   ---------------

                                    MP&L CAPITAL I
            (Exact name of registrant as specified in its Trust Agreement)

                     Delaware                       To Be Applied For
            (State of incorporation or              (I.R.S. Employer
                  organization)                    Identification No.)

                               30 West Superior Street
                               Duluth, Minnesota 55802
             (Address of principal executive offices, including zip code)

                                   ---------------

             Securities to be registered pursuant to Section 12(b) of the
          Act:

          ==================================================================
                 Title of each class        Name of each exchange on which
                 to be so registered            each class is to be so
                                                      registered
          ------------------------------------------------------------------

              8.05% Quarterly Income
              Preferred Securities            New York Stock Exchange
              ("QUIPS(sm)")(and the
              Guarantee with respect
              thereto)
          ==================================================================

             If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General
          Instruction A.(c)(1), please check the following box.     [ ]

             If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2),
          please check the following box.     [ ]


             Securities to be registered pursuant to Section 12(g) of the
          Act:   None

                                   ---------------

             The Commission is respectfully requested to send copies of all notices, orders and communications to:


                              Robert J. Reger, Jr., Esq.
                                  Reid & Priest LLP
                                 40 West 57th Street
                               New York, New York 10019

          ==============================================================

                    INFORMATION REQUIRED IN REGISTRATION STATEMENT


          Item 1.  Description of Registrant's Securities to be Registered.
                   -------------------------------------------------------

               The securities to be registered hereby are 8.05% Quarterly Income Preferred Securities (the "Preferred Securities"), of MP&L Capital I, a Delaware business trust. The Preferred Securities represent undivided beneficial interests in the assets of MP&L Capital I and are guaranteed by Minnesota Power & Light Company (the "Company"), a Minnesota corporation, to the extent set forth in the form of the Guarantee Agreement by the Company to The Bank of New York, as Guarantee Trustee (the "Guarantee"). The Guarantee is incorporated by reference to Exhibit 4(d) to the Registration Statement on Form S-3 of the Company and MP&L Capital I (Registration Nos. 333-01035-01 and 333-01035) filed with the Securities and Exchange Commission (the "Commission") on February 16, 1996 and amended by Amendment No. 1 filed with the Commission on March 11, 1996 and Amendment No. 2 filed with the Commission on March 14, 1996. Such registration statement, as so amended (the "Registration Statement"), became effective on March 14, 1996. The particular terms of the Preferred Securities and Guarantee are described in the Prospectus, dated March 15, 1996 (the "Prospectus"), filed with the Commission on March 18, 1996 pursuant to Rule 424 under the Securities Act of 1933, as amended, in connection with the Registration Statement. The Prospectus is incorporated by reference herein as set forth in
          Item 2 below.


          Item 2.  Exhibits.
                   --------

               The Preferred Securities described herein are to be registered on the New York Stock Exchange, on which no other securities of MP&L Capital I are registered. Accordingly, the following Exhibits required in accordance with Part II to the instructions as to Exhibits to Form 8-A have been duly filed with the New York Stock Exchange. Each Exhibit was previously filed as indicated below with the Securities and Exchange Commission and is incorporated herein by reference.


             Exhibit                              Description and Method
              Number                              of Filing
              ------                              ----------------------


               1(a)     The Prospectus            Filed pursuant to Rule
                                                  424 in connection with
                                                  the Registration
                                                  Statement of the
                                                  Company and MP&L
                                                  Capital I (Reg. Nos.
                                                  333-01035-01 and 333-
                                                  01035).

               4(a)     Certificate of Trust of   Filed as Exhibit 4(b)
                        MP&L Capital I            to the Registration
                        (contained in the Form    Statement of the
                        of Amended and Restated   Company and MP&L
                        Trust Agreement of MP&L   Capital I (Reg. Nos.
                        Capital I)                333-01035-01 and 333-
                                                  01035).

               4(b)     Trust Agreement of MP&L   Filed as Exhibit 4(a)
                        Capital I                 to the Registration
                                                  Statement of the
                                                  Company and MP&L
                                                  Capital I (Reg. Nos.
                                                  333-01035-01 and 333-
                                                  01035).

               4(c)     Form of Amended and       Filed as Exhibit 4(b)
                        Restated Trust            to the Registration
                        Agreement of MP&L         Statement of the
                        Capital I                 Company and MP&L
                                                  Capital I (Reg. Nos.
                                                  333-01035-01 and 333-
                                                  01035).

               4(d)     Form of Indenture         Filed as Exhibit 4(c)
                        between the Company and   to the Registration
                        The Bank of New York,     Statement of the
                        as Trustee                Company and MP&L
                                                  Capital I (Reg. Nos.
                                                  333-01035-01 and 333-
                                                  01035).

          ---------------

          sm QUIPS is a servicemark of Goldman, Sachs & Co.

               4(e)     Form of Subordinated      Filed as Exhibit 4(c)
                        Debenture (contained in   to the Registration
                        the Form of Indenture)    Statement of the
                                                  Company and MP&L
                                                  Capital I (Reg. Nos.
                                                  333-01035-01 and 333-
                                                  01035).

               4(f)     Form of Guarantee         Filed as Exhibit 4(d)
                        Agreement                 to the Registration
                                                  Statement of the
                                                  Company and MP&L
                                                  Capital I (Reg. Nos.
                                                  333-01035-01 and 333-
                                                  01035).

               5(a)     Form of Preferred         Filed as Exhibit 4(g)
                        Security                  to the Registration
                                                  Statement of the
                                                  Company and MP&L
                                                  Capital I (Reg. Nos.
                                                  333-01035-01 and 333-
                                                  01035).

                                      SIGNATURE


               Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


          Dated:  March 18, 1996           MP&L CAPITAL I




                                           By: /s/ Robert J. Reger, Jr.
                                              --------------------------
                                              (Authorized Representative)